                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF COOLEY GODWARD LLP]

September 6, 2001

eBay Inc.
2145 Hamilton Avenue
San Jose, California 95125

Ladies and Gentlemen:

We have acted as counsel to eBay, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-3 (file No. 333- ) (the "Registration Statement") of the sale of shares (the "Shares") of common stock, $.001 par value per share, of the Company (the "Common Stock"), to be offered and sold by the Company from time to time pursuant to Rule 415 or Rule 430A of the General Rules and Regulations promulgated under the Securities Act (the "Securities Act Rules"), with an aggregate gross proceeds of up to $1,000,000,000, in each case pursuant to the terms and conditions to be designated by the Company at the time of the offering.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgement are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of documents.

In rendering this opinion, we have also assumed that, prior to any offering of the Shares, the board of directors of the Company, or a special committee authorized to act on its behalf, will duly authorize the terms of and the prices at which the Shares are to be issued and sold.

We express no opinion herein concerning any laws other than the federal laws of the United States, the laws of the state of California and the Delaware General Corporation Law. We express no opinion as to whether the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that with respect to any offering of Shares, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate prospectus supplement with respect to the Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Shares are sold pursuant to a purchase, underwriting or similar agreement, such purchase, underwriting or similar agreement has been duly authorized, executed and delivered by the Company and the other parties thereto and has become a valid and binding agreement of the Company; (iv) the board of directors of the Company, including any appropriate committee appointed thereby, and the appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Shares and related matters; and
(v) the terms of the Shares and of their issuance and sale have been duly established in conformity with the operative certificate of incorporation and bylaws and the Delaware General Corporation Law so as to not violate any applicable law, the operative certificate of incorporation or bylaws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Shares, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, if any, will be duly authorized, validly issued, fully paid and nonassessable, assuming that a sufficient number of shares of Common Stock are authorized or reserved and available for issuance and that the consideration for the issuance and sale of the Shares is not less than the par value of the Common Stock

We consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By: /s/ Michael J. Sullivan
    ------------------------------
    Michael J. Sullivan